Exhibit 5.1

_____, 2020

Insurance Acquisition Corp.
2929 Arch Street, Suite 1703
Philadelphia, Pennsylvania 19104-2870

Re:	Insurance Acquisition Corp. Registration Statement on Form S-4 Filed on , 2020

Ladies and Gentlemen:

We have acted as counsel to Insurance Acquisition Corp., a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-4, including the proxy statement and prospectus contained therein (as amended or supplemented, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”) on the date hereof. The Registration Statement relates to the registration by the Company of 44,001,000 shares (the “Shares”) of Class A common stock, $0.0001 par value per share, of the Company (the “Common Stock”), that may be issued pursuant to that certain Agreement and Plan of Merger, dated June 29, 2020 (the “Merger Agreement”) by and among the Company, IAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Shift Technologies, Inc. (“Shift”), relating to the proposed merger of IAC Merger Sub, Inc. with Shift (the “Business Combination”).

In connection with this opinion letter, we have examined the Registration Statement in the form filed with the SEC on the date hereof and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the Amended and Restated Bylaws of the Company, (iii) the Merger Agreement, and (iv) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us, and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

In rendering this opinion, we have assumed that, prior to the issuance of the Shares, (i) all approvals for the issuance of the Shares referred to in the Registration Statement will have become effective and (ii) no shares of capital stock of the Company will be issued or commitments to issue capital stock will be made by the Company prior to consummation of the Business Combination, except as expressly permitted by the Merger Agreement and the PIPE Investment (as defined in the Registration Statement). We have also assumed that the Shares will be issued in the manner described in the Registration Statement and in accordance with the terms of the Merger Agreement and upon delivery of the Shares, the certificates representing the Shares will conform to the specimen thereof filed as an exhibit to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar, or, if uncertificated, valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the register of the Company.

Subject to the foregoing and the other matters set forth herein, we are of the opinion, as of the date hereof that the Shares have been duly authorized by the Company and, when issued by the Company upon consummation of the Business Combination in accordance with the provisions of the Merger Agreement, will be validly issued, fully paid, and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the proxy statement/prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

The opinions expressed herein are limited to the Federal laws of the United States and the Delaware General Corporation Law, and we express no opinion with respect to the laws of any other state or jurisdiction.

Sincerely,

Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius llp

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